This Statement on Form 3 is filed by

The Name of the Designated Filer hereof is: COR Securities Holdings, Inc.,  COR Equity Income Fund LP, COR Capital LLC and Steven Sugarman.
The address of each Designated Filer is 233 Wilshire Blvd, Suite 830, Santa Monica, CA 90401
The Date of Event requiring statement hereof is: December 27, 2011
The Issuer Name and Ticker or Trading Symbol is: National Holdings Corporation (NHLD.OB)

COR SECURITIES HOLDINGS, INC.

By:	/S/ STEVEN SUGARMAN
Name: Steven Sugarman
Title: Chief Executive Officer

COR EQUITY INCOME FUND LP
By: COR CAPITAL LLC, its General Partner

By:	/S/ STEVEN SUGARMAN
Name: Steven Sugarman Title: Managing Member

COR CAPITAL LLC

By:	/S/ STEVEN SUGARMAN
Name: Marshall S. Geller
Title: Managing Member

/S/ STEVEN SUGARMAN
Steven Sugarman